EXHIBIT 10.12

                          BUSINESS CONSULTING AGREEMENT

This BUSINESS CONSULTING AGREEMENT (this "Agreement") made as of this 12th day of April, 2001 is by and between Intraco Systems, Inc., Inc., a Nevada corporation, with its principal place of business at 3998 FAU Blvd, Suite 210 Suite 300, Boca Raton, FL 33431 (the "Company"), and SBZ Investments and Adrian Crosbie-Jones, Principal with its principal place of business at 33 River St., Chagrin Falls, OH 44022 (the "Consultant").

                                R E C I T A L S:

The Company is a public company with a class of equity securities publicly traded, and desires to retain Consultant to provide certain consulting services.

Consultant has provided acquisition-related and other consulting services in the past and desires to provide certain additional consulting services to the Company in accordance with the terms and conditions contained hereinafter.

The Company does not have cash sufficient to pay for such services and desires to issue common stock as compensation.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         CONSULTING SERVICES. During the term of this Agreement, Consultant is hereby retained by the Company to provide accounting and acquisition consulting services to the Company, as said services relate to corporate finance matters, including, without limitation, advice regarding acquisitions, consolidations, mergers, joint ventures and financial strategies. Consultant shall provide such consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Consultant to devote a minimum number of hours per calendar month toward the performance of services hereunder. The level and scope of services that may reasonably be requested hereunder shall be dependent, in part, on the amount of compensation to be paid Consultant by the Company hereunder. Unless otherwise agreed to by Consultant, all services hereunder shall be performed by Consultant, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Consultant hereunder may be performed by any employee or consultant to Consultant.

         TERM. The term of this Agreement shall be for one year commencing as of the date first written above and terminating one day prior to the first anniversary hereof; provided, however, that this Agreement shall be renewable for subsequent one year terms, by mutual agreement of the parties in writing, at least thirty (30) days prior to the expiration of the then current term.

         COMPENSATION. In consideration for the performance of services hereunder, the Company hereby agrees to pay Consultant the aggregate sum of 1,500,000 shares of the Company's common stock as full compensation for the term of this Agreement, based on the current stock price of approximately $.05 per share, as follows: (a) 500,000 shares shall be issued for services rendered and to be rendered in fiscal 2001, (b) 500,000 shares shall be issued for services to be rendered in fiscal 2002, and (c) 500,000 shares shall be issued for introduction of potential customers and acquisitions. The Consultant is responsible for all of his incidental out of pocket expenses. The Company hereby agrees to pay on a pre-approval basis extraordinary expenses incurred by Consultant in connection with such services to be rendered hereunder. Consultant may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. In such event, the Company hereby agrees to pay any and all fees and expenses of such consultant. In addition, SBZ shall receive 500,000 cashless options at a price of $.10.

         REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide accounting and acquisition related consulting services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless Consultant, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Consultant, unless such Losses were the result of the intentional misconduct or gross misconduct of Consultant; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

         AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         ENTIRE AGREEMENT. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         CONSTRUCTION AND ENFORCEMENT. This Agreement shall be construed and interpreted in accordance with the laws of the state of Florida. The parties hereto agree that any dispute arising under this Agreement, whether during the Term of at any subsequent time, shall be resolved exclusively through arbitration in the state of Florida.

         BINDING NATURE. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Intraco Systems, Inc., Inc.


By: /s/ JACK BERGER
    ----------------------------------------
    Jack Berger, President

SBZ Investments

By:  /s/ ADRIAN CROSBIE-JONES
     ---------------------------------------
     Adrian Crosbie-Jones